EXHIBIT 10.1

SEVENTH AMENDMENT TO THE

CREDIT CARD PROGRAM AGREEMENT

This Seventh Amendment to the Credit Card Program Agreement (“Seventh Amendment”) is made and entered into on the 15th day of June, 2012 (“Amendment Effective Date”) by and among Capital One, National Association (as assignee of HSBC Bank Nevada, National Association) (“Capital One”), and The Bon-Ton Stores, Inc. (“Bon-Ton”) to that certain Credit Card Program Agreement, dated as of June 20, 2005 (the “Agreement”), as amended.

WHEREAS, the undersigned parties desire to amend the Agreement; and

WHEREAS, the undersigned parties recognize that on August 10, 2011, HSBC Finance Corporation (“HSBC Finance”), along with certain of its Affiliates, entered into an agreement (the “Purchase Agreement”) to sell certain assets and liabilities related to HSBC Finance’s U.S. credit card and retail services business (the “Capital One Transaction”) to Capital One Financial Corporation (“COF”), and

WHEREAS, in connection with the Capital One Transaction, HSBC Bank Nevada, National Association (“HSBC”), COF and Bon-Ton executed a letter agreement entitled Waiver of Termination Rights; Consent to Sale and Assignment (the “Assignment Letter”), and

WHEREAS, as a term of the Assignment Letter, Bon-Ton consented to the assignment of the Agreement to one or more of COF’s significant subsidiaries to whom COF’s right to purchase assets and assume liabilities in the Capital One Transaction may be assigned, upon the Closing (as defined in the Purchase Agreement), and

WHEREAS, as a further term of the Assignment Letter, HSBC, COF and Bon-Ton agreed that the Agreement would terminate on June 20, 2012 pursuant to a notice of non-renewal (“Notice of Non-Renewal”) dated December 7, 2011 delivered by HSBC, and

WHEREAS, as a further term of the Assignment Letter, HSBC, COF and Bon-Ton agreed that COF would cause Capital One (as assignee of HSBC under the Agreement) to provide reasonable assistance in connection with the conversion (the “Conversion”) of the Accounts and other purchased assets (collectively, the “Bon-Ton Program Assets”) to the systems of Alliance Data Systems Corporation (“ADS”) or one or more of its Affiliates (collectively, “Alliance”), as the nominated purchaser of the Bon-Ton Program Assets, on October 1, 2012 (or such earlier date as may be mutually agreed between Capital One and Bon-Ton), and

WHEREAS, on May 1, 2012, HSBC assigned to Capital One, and Capital One assumed, the Agreement, and

WHEREAS, the undersigned parties have agreed that the term of the Agreement shall be extended to July 24, 2012 and that closing of Alliance’s purchase of the Bon-Ton Program Assets and the Conversion shall both occur on July 24, 2012.

NOW THEREFORE, in consideration of the mutual promises, covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Capital One and Bon-Ton do hereby agree as follows:

1.  Each of Capital One and Bon-Ton shall use its commercially reasonable efforts to cause the Conversion to occur on July 24, 2012.

2.  Section 11.1 of the Agreement is hereby deleted and replaced as follows:

“Section 11.1  Term.

This Agreement shall be effective as of the Effective Date when executed by authorized officers of each of the parties.  It shall remain in effect through July 24, 2012 (“Term”).  The Term may only be extended upon written agreement of the parties.  The termination of this Agreement shall not affect the rights and obligations of the parties with respect to transactions and occurrences that take place prior to the effective date of termination, except as otherwise provided herein.”

3.             Section 2.13 is amended by adding the following sentence at the end of Section 2.13:

“For the purposes of this Section 2.13, “Calendar Year” shall mean, for the year 2012, January 1, 2012 through July 24, 2012.”

4.             Schedule 2.18 of the Agreement is amended as follows:

The reference to “June 20, 2012” in the next to last sentence is deleted and replaced with “July 24, 2012.”

5.             Schedule 2.17(c) of the Agreement is amended by adding the following sentence at the end of Section 2.17(c):

“For the avoidance of doubt, for the purposes of this Section 2.17(c), “Calendar Year” shall mean, for the year 2012, January 1, 2012 through July 24, 2012.”

To the extent the provisions of this Seventh Amendment are inconsistent with the Agreement, this Seventh Amendment shall govern.  To the extent provisions of this Seventh Amendment are inconsistent with the Assignment Letter, this Seventh Amendment shall govern.

Upon its effectiveness as set forth above, this Seventh Amendment shall supersede all prior communications and shall be binding upon and inure to the benefit of the parties, their respective successors and assigns.

All capitalized terms not otherwise defined herein shall have the same meaning afforded them in the Agreement.

Except as otherwise modified herein, the terms and conditions of the Agreement and the Assignment Letter remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereby execute this Seventh Amendment by their authorized representatives.

The Bon-Ton Stores, Inc.		Capital One, National Association

By:	/s/ H. Todd Dissinger	By:	/s/ Richard D. Fairbank
	Authorized Signature		Authorized Signature

H. Todd Dissinger		Richard D. Fairbank
Name (Type or Print)		Name

Sr. Vice President – Treasurer & Credit		Chief Executive Officer
Title		Title